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Exhibit 23.1

[Ernst & Young LLP Letterhead]

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-     ) and related Prospectus of Main Street Banks, Inc. for the registration of 271,111 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 2003 with respect to the consolidated financial statements of Main Street Banks, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
January 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS